UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California 92707

(Address of principal executive offices, including zip code)

714-513-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Section 2 — Financial Information

Item 2.06 Impairment Charges

As disclosed in EME’s quarterly report on Form 10-Q for the first quarter of 2012, EME’s subsidiary EME Homer City Generation L.P. (“Homer City”) and General Electric Capital Corporation (“GECC”) entered into an Implementation Agreement on March 29, 2012 (the “Implementation Agreement”) with respect to the Homer City plant. The Implementation Agreement required Homer City, among other things, to enter into one or more implementation transactions at the request of GECC for the divestiture of its leasehold interest in the Homer City plant and to assist GECC in obtaining certain third-party consents or waivers.

On September 21, 2012, Homer City, as assignor, and Homer City Generation, L.P., an affiliate of GECC, as assignee (“Assignee”) entered into a Master Transaction Agreement (the “MTA”) for the divestiture by Homer City of its interest in the Homer City plant. Under the MTA, Homer City has agreed to transfer substantially all of its rights in and assets related to the Homer City plant, and specified liabilities, to Assignee.

Completion of the transaction is subject to a number of closing conditions, including obtaining the consent of more than two-thirds of the bonds issued under the Indenture, dated as of December 7, 2001, among Homer City Funding LLC and The Bank of New York, as successor trustee which consent may be provided through a plan of reorganization confirmed by any United States bankruptcy court.

EME previously fully impaired the Homer City plant and disclosed that the remaining assets and specified liabilities were expected to be transferred to GECC upon the completion of an implementation transaction under the Implementation Agreement, which was expected to result in a further loss.  As a result of the MTA, EME has concluded that Homer City meets the accounting requirements of a discontinued operation beginning the third quarter of 2012 and the assets that are expected to be transferred pursuant to the MTA will be classified as assets held for sale at September 30, 2012.  The assets held for sale are required to be written down to net realizable value which is equal to the carrying value of the liabilities that Homer City will transfer to the Assignee.  Accordingly, EME expects to record a charge of approximately $90 million during the third quarter of 2012.

As part of the MTA, Homer City will retain the post retirement other than pensions obligations (“PBOP”) and pension obligations and will be required to contribute approximately $32 million to voluntary employee beneficiary association trusts to fund the estimated PBOP liabilities.  Termination benefits for employees are expected to be made pursuant to existing plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

Date:	September 24, 2012	/s/ Maria Rigatti
MARIA RIGATTI Senior Vice President and Chief Financial Officer